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                                                           EXHIBIT 23





                         Independent Auditors' Consent
                         -----------------------------




The Board of Directors
Eagle-Picher Industries, Inc.



We consent to incorporation by reference in Registration Statement No. 33-37518 on Form S-8 of Eagle-Picher Industries, Inc. of our report dated September 23, 1994, relating to the statements of assets available for plan benefits of Eagle-Picher Salaried 401(k) Plan as of May 31, 1994 and 1993, and the related statements of changes in assets available for plan benefits for the years then ended, and related schedules and fund information, which report appears in the May 31, 1994 Annual Report on Form 11-K of Eagle-Picher Salaried 401(k) Plan.




                                          /s/ KPMG PEAT MARWICK LLP

                                              KPMG PEAT MARWICK LLP



Cincinnati, Ohio
November 8, 1994





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